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                                  Exhibit 10.15

     THIS AGREEMENT is made as of the 15th day of November, 2001.

BETWEEN:


                  SPORG CORPORATION, a corporation duly incorporated under the laws of the State of Nevada, U.S.A. and having an office at P.
                  O. Box 12035, Suite 2700, 555 West Hastings Street, Vancouver. British Columbia, Canada V6B 4N4

                  Facsimile Telecopier Number: (604) 669-4518

                  Electronic Mail Address: info@sporg.com

                  (hereinafter called the "COMPANY")

                                                               OF THE FIRST PART


AND:

                  REGISTRATION MASTERS LTD., a British Columbia company having an office at Second Floor, 2099 - 152nd Street, Surrey, British Columbia, Canada V4A 4N7


                  (hereinafter called the "AGENT")

                                                              OF THE SECOND PART

--------------------------------------------------------------------------------
                      MARKETING AND SALES AGENCY AGREEMENT
--------------------------------------------------------------------------------


     WHEREAS:

A. The Company has created and developed a unique Internet-distributed software engine to facilitate the registration of members of Passport Holders (as such term is hereinafter defined) and is in the business of software applications development and licensing, owning, enhancing, operating and selling Internet-distributed membership registration services to such Passport Holders through the Company's WEB sites located at the Internet addresses, "Sporg.com" and "Sporg.ca" (the "Product");

B. The Company is the owner of and controls the licensed use of the Internet addresses, "Sporg.com" and "Sporg.ca", the trade names, "SPORG", "Sporg.com" and "Sporg.ca", and all trade marks (the "Trade Marks") used in connection therewith;

C. The Company requires a representative to assist the Company in marketing and selling Internet-distributed membership registration services to Passport Holders (as such term is hereinafter defined) through the Company's WEB sites located at Internet addresses, "Sporg.com" and "Sporg.ca" (the "Product") and providing non-technical customer support for
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                                       2



the Company's customers in the Provinces of Saskatchewan, Alberta and British Columbia, Canada (the "Territory");

D. The Agent has represented to the Company that the Agent has contacts and either itself can, or has engaged or will engage personnel with sufficient contacts and professional qualifications to enable the Agent to, locate customers for the Product and provide marketing support to purchasers of the Product in the Territory;

E. It is a condition of appointment by the Company as its agent in the Territory that the Agent enrol in a customized marketing and sales training program designed and developed by the Company in order to prepare the Company's agents properly to present the Product to potential customers and to enable such agents and their respective management personnel to satisfactorily train employees regarding the Product and the marketing and sale thereof, and regarding the Company's system and operating procedures (the "Product Marketing Seminar"); and

F. The Agent understands that the specifications, policies and controls established by the Company from time to time are directed to building and maintaining a uniformly high quality of Product presentation and customer service, maintaining and furthering the goodwill associated with the Company and its products and services, and protecting the Company's proprietary rights to the Company's trade names, Internet sites, Trade Marks and goodwill,

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants and agreements hereinafter set forth and other good and valuable consideration paid by the parties hereto to each other, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:



1.00 GRANT OF MARKETING AND SALES PRIVILEGE AND TERRITORY

1.01 The Company hereby appoints the Agent as its exclusive representative in the Territory, reserving the concurrent right to appoint other representatives in other territories and to promote and sell the Product (as hereinafter defined) directly, to:

     (a) develop the promotion and sale of the Product to potential customers;
         and

     (b) assist the Company in delivering the Product to existing and potential customers.

within the Territory on the terms and conditions set out in this agreement.
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                                       3


1.02 The Company hereby grants to the Agent a licence only, upon the terms and conditions hereinafter set out, to use and display the Company's Trade Marks and trade names, but only in connection with the sale of the Product. Nothing herein shall confer upon the Agent any right, title or interest in or to the Trade Marks, Internet sites, trade names or goodwill of the Company. Upon the expiry or termination of the principal-agent relationship between the Company and the Agent hereby created, the Agent shall deliver and surrender up to the Company all operations and other manuals, advertising material, training materials, Trade Marks, trade names and the possession of any physical objects other than supplies bearing or containing any of same in its possession or in the possession of any of its employees, agents, directors, officers, affiliates or associates (collectively, "RELATED PARTIES") and Agent shall not thereafter use any of the same or permit Related Parties to use the same, and Agent hereby acknowledges and agrees that ownership of all such items is and shall at all times remain vested in the Company.

1.03 The Agent shall not sell or market the Product or permit the Product to be sold or marketed outside of the Territory without the Company's written consent.

2.00 RELATIONSHIP BETWEEN THE PARTIES

2.01 Nothing herein contained shall constitute the Agent the legal representative of the Company for any purpose other than as stated herein and the Agent is not authorized or empowered to assume or to create any obligation on behalf of the Company or to bind the Company in any manner.

2.02 Nothing in this agreement is intended to create an employment relationship between the Company and the Agent, the Agent hereby acknowledges that no such relationship has been created and the Agent shall be forever estopped from contending otherwise..

2.03 Nothing in this agreement is intended to create a franchisor-franchisee relationship between the Company and the Agent. The Agent hereby acknowledges that no such relationship has been created hereby and that in consequence, the Agent will enjoy no rights which may be conferred upon franchisees in such relationships by the securities or franchise legislation of the jurisdiction in which the Agent resides or carries on business and the Agent shall be forever estopped from contending otherwise.

3.00 TERM OF AGREEMENT

3.01 This agreement shall become effective on the day following the date upon which the Agent completes the Product Marketing Seminar to the satisfaction of the Company, shall be in force for a period of three (3) years from the date first above mentioned (which date shall hereinafter be called the "EFFECTIVE DATE" and which period of time shall hereinafter be called the "Term") and, provided the Agent is not then in breach of his obligations hereunder, shall be automatically renewed for successive periods of three (3) years each unless terminated in accordance with this agreement (each of which shall hereinafter be called a "RENEWAL TERM").
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                                       4


4.00 TERMS OF SALE OF THE PRODUCT

4.01 All orders for the Product by purchasers remitted to the Company by the Agent are subject to acceptance by the Company. Acceptance by the Company of such an order shall create a binding agreement between the purchaser and the Company.

4.02 The Company will endeavour to fill accepted orders as promptly as practicable, subject however, to force majeure or other cause beyond the reasonable control of the Company.

4.03 The Company will provide the Agent with information concerning new prospects, products, sales plans and objectives with respect to the sale of the Product, and where the Company in its sole discretion deems such response advantageous, will respond to requests for quotations, supply reference lists and technical presentations to potential customers, and accommodate visits from potential customers.

4.04 The Agent expressly releases the Company from liability for any loss or damage arising from the failure of the Company to fill any orders procured by the Agent.

4.05 The Company shall pay the Agent a commission in accordance with the schedule of commissions attached hereto as Schedule "A" in respect of the total revenues derived by the Company from sales of Product in the Territory, whether from cash sales of Product or charged sales thereof, or revenues arising from the operation of the Agent's business, less all returns, refunds and allowances, if any, the amount of any commission actually paid by the Company to any debit card or credit card issuers in respect of debit or credit card sales to customers in the Territory, and any sales or other taxes which are separately stated and which the Company collects from customers and remits to any federal, provincial or local taxing authority ("Gross Sales") during the Term or any Renewal Term. Commission payments to the Agent shall be made on the fifteenth
(15th) day of each and every month in respect of sales of Product by the Agent in the Territory during the calendar month last ended, commencing on the fifteenth (15th) day of the second month of the Term and concluding on the fifteenth (15th) day of the month following the expiry or termination of the Term or any Renewal Term, calculated on the amount of money or consideration actually received by the Company in respect of sales of Product in the Territory during that calendar month. The Agent hereby acknowledges that commissions payable to the Agent shall be based solely upon the Company's record of sales of the Product in the Territory and that such calculation shall be conclusive and the accuracy thereof not be subject to challenge or review of any nature whatsoever.

4.06 The Company shall have the right at any time to change the Product without notice to the Agent but shall give the Agent such information with respect to such changes as may be reasonably required by the Agent in order to promote and effect Sales.

4.07 The Company shall have the right to change the price of the Product at any time upon giving the Agent thirty (30) days' notice thereof.

4.08 Upon publication and delivery to the Agent of any amendment to Schedule "B" hereto those amendments shall thereupon form part of this agreement.
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                                       5


4.09 The Company shall have the right to make additions to or enhancements of its product line and to establish rates at which commissions shall be payable to the Agent based upon the Company's record of sales of any such addition or enhancement of its product line from time to time, which rates may differ from those set out in Schedule "B" annexed hereto.

4.10 The Company shall have the right to deduct from commissions payable to the Agent from time to time any amounts which it is required by law to deduct therefrom or any amounts which are due and owing from the Agent to the Company at the time such commissions are payable by the Company to the Agent.



5.00 OBLIGATIONS OF THE COMPANY

5.01 The Company shall provide to the Agent:

         (a) the Product Marketing Seminar within thirty (30) days after the execution and delivery of this agreement, which program shall be provided at the Agent's expense;

         (b) access to its Internet site(s) for the purpose of demonstrating the operation of the SPORG registration system to potential customers or training customers to access and use the SPORG registration system, or to identify and resolve customer difficulties in accessing and using the SPORG registration system;

         (c) passwords and other security protocols required to access the Company's internet site(s) for purposes related to the performance of the Agent's obligations under this agreement including, without limitation, accessing on-line training programs and materials, marketing and sales bulletins and memos posted by the Company on its Internet site(s), and accessing customer and sales data for the Territory;

         (d) additional training materials developed by the Company from time to time;

         (e) advertising and promotional materials and other sales aids developed by the Company from time to time;

         (f) regular communications to keep Agents up to date with respect to new ideas and new developments in the SPORG system; and

         (g) additional Agent training programs and refresher courses, as well as Agent seminars, to be offered from time to time by the Company at no charge, at locations chosen by the Company, which the Agent and its management personnel shall be entitled, but not obligated, to attend at the Agent's expense in respect of travel and living expenses incurred in connection therewith.

5.02 If additional or special promotional or operational assistance, or additional training, over and above that normally furnished by the Company, is required or is requested by Agent, the Company and Agent shall discuss what is required, and the Company will furnish such additional assistance or training, subject to the Company's staff availability as to
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timing, PROVIDED, HOWEVER, that the Company reserves the right to charge a reasonable standard fee, together with its reasonable expenses incurred in providing such additional assistance or training, including any reasonable transportation and living expenses incurred in furnishing such additional assistance or training, and the salaries and benefits of the Company's staff involved in giving such additional assistance or training, during the time when the Company's personnel are travelling to and from the Location, if applicable, as well as during the time that such assistance or training is being given.

5.03 If the Agent, after performing those obligations set out in paragraph 6.06 hereof, fails to complete the Product Marketing Seminar to the satisfaction of the Company within a period of Sixty (60) days after the execution and delivery of this agreement, the Company shall refund to the Agent the entire tuition fee paid by the Agent to the Company in respect of the Product Marketing Seminar.

6.00 OBLIGATIONS OF THE AGENT

6.01 The Agent shall promote the sale of the Product throughout the Territory in a manner satisfactory to the Company and for this purpose shall appoint sufficient dealers, salesmen or other representatives. Without limiting the foregoing, the Agent shall provide the Company with the following services:

         (a) continuously identify and pursue potential business and other useful contacts, notify the Company of such opportunities and facilitate sales meetings with potential customers;

         (b) promptly and diligently investigate inquiries, sales leads and customer service requests received by the Company from clients or potential clients in the Territory;

         (c) provide such logistical, administrative and other support for the Company in the Territory as the Company may require, including, without limitation, secretarial services, telephone, telefax, internet or electronic mail access;

         (d) assist the Company in the preparation, submission, translation and negotiation of presentations, bids, quotations, contracts and related documents in response to requests for proposal and otherwise;

         (e) establish and maintain or cause to be established and maintained a business presence identifying the Agent as a SPORG agent within the Territory;

         (f) if a resident of Canada, for the purposes of the INCOME TAX ACT, R.S.C. 1985, c. 1 (Fifth Supp.), as amended, become and continue to be a registrant for purposes of GST remittances under Subdivision d of Division V of Part XI of the EXCISE TAX ACT, R.S.C. 1985, c. E-15, as amended;

         (e)      display and present literature on the Product;

         (f) provide ongoing non-technical support to and liaison with the Company's customers in the Territory in the use of the Product;
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                                       7


         (g) attend and actively participate in and cause its principal marketing and sales personnel to attend and actively participate in marketing and sales meetings convened by the Company, all at the Agent's expense, and, in respect thereof, pay to the Company the sum of Seventy Six Thousand Five Hundred Dollars ($76,500.00) (the "Fee"), , in twelve (12) equal monthly instalments of Six Thousand Three Hundred Seventy Five Dollars ($6,375.00), commencing on the 15th day of March, 2001. In computing whether and to what extent the Agent has paid the Fee to the Company, reasonable expenses incurred by the Agent pertaining to travel to, and accommodation and meals for such personnel during such marketing and sales meetings, and reasonable expenses incurred by the Agent for the production of business cards, letterhead and other promotional, marketing and sales items, documentary evidence of which is supplied by the Agent to the Company, shall be credited against the payment of the Fee.;

         (h) advise the Company regarding legal requirements and business practices within the Territory;

         (i) not to enter into any arrangement or agreement by which the Agent appoints a representative or agent for the purpose of performing some or all of its obligations hereunder (an "Appointment") without the prior consent in writing of the Company;

         (j) to prevent any representative or agent which it appoints for the purpose of performing some or all of its obligations hereunder from appointing his own representative or agent for the purpose of performing some or all of his obligations under his Appointment;

         (k) cause each representative or agent and each of their employees, directors, officers, representatives or agents strictly and punctually to observe and perform all obligations of the Agent under this agreement as if such representative or agent or its employee, director, officer, representative or agent were the Agent; and

         (l) cause each representative or agent appointed by the Agent to assist the Agent in the performance of its obligations under this agreement to enter into an agreement with the Company and the Agent in the form annexed hereto as Schedule "D".

6.02 The Agent shall carry out its duties as prescribed and in accordance with good and businesslike practices, shall use its best efforts and reasonable care and skill and judgment to carry out its duties, shall conduct itself in accordance with the highest professional ethical standards and shall cause its representatives, sub-distributors and agents to do likewise. Without limiting the generality of the foregoing, the Agent shall comply with those rules set out in Schedule "B" annexed hereto, which rules may be modified from time to time in the sole and unfettered discretion of the Company, upon thirty (30) days' notice in writing to the Agent.

6.03 The Agent shall provide a report to the Company not less than once each month, which shall contain the following information:

         (a) the name of each customer or potential customer for the Product that the Agent has contacted during the preceding month; and
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                                       8


         (b) the status of any negotiations with customers or potential customers regarding the sale of Product in which the Company is not yet participating.

6.04 During the term of this agreement and for a period of three (3) years thereafter, within the Territory and any other territory in which the Company has entered into an agreement substantially similar to this agreement with another person, firm or entity identified therein as the Company's agent in that territory, the Agent shall not sell, market, promote, manufacture or distribute any services deemed by the Company to be competitive with the Product, nor shall the Agent be connected in any manner with any person, firm or entity who or which sells, markets, promotes, manufactures or distributes any products deemed by the Company to be competitive with the Product.

6.05 The Agent shall not employ or solicit employment of any employee of the Company or its affiliates or any other agent of the Company without the prior written consent of the Company, which may be withheld by the Company, such consent not to be unreasonably or arbitrarily withheld. The Agent may hire any ex-employee of the Company or its affiliates or of any other agent of the Company with the prior written consent of the Company, such consent not to be unreasonably or arbitrarily withheld.

6.06 At the first opportunity and in any event not later than thirty (30) days after the execution and delivery of this agreement, the Agent shall enrol in and diligently pursue the Product Marketing Seminar and any other training programs in which the Company may from time to time require the Agent to enrol, at the sole expense of the Agent and shall cause all of the Agent's principal personnel engaged in the marketing and sale of the Product to be trained in and to attain a standard of proficiency regarding the Product and the Company's system and procedures, which standard may be established or changed by the Company from time to time.

6.07 The Agent shall keep true and accurate books of account, detailing therein all transactions and dealings of and in relation to the Agent's business. The Agent shall keep and preserve for a period of at least thirty-six (36) months after the end of each year all business records and evidence of Gross Sales and business transactions for such year.

6.08 The Company shall have the right, during reasonable business hours and without undue disturbance of the Agent's business operations, to enter the Agent's business premises and from time to time inspect books of account, bank statements, documents, records, tax returns, papers and files of the Agent relating to Gross Sales and business transacted, and upon request by the Company, the Agent shall make all such records available for examination at the Agent's business premises. If the Agent at any time causes an audit of the Agent's business to be made by a chartered accountant or a certified general accountant, the Agent shall furnish a complete copy of the financial statements audited by such auditor, together with the auditor's report thereon, at no cost to the Company. The Company hereby covenants and agrees to maintain all information in respect of Agent's said statements and tax returns in strictest confidence, and hereby declares that it shall only use information for the purposes of enforcing the Agent's obligations under this agreement.

6.10 The Agent shall at all times maintain sufficient working capital to operate its business in a manner satisfactory to the Company and, in any event, not less than Ten Thousand Dollars ($10,000.00).
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                                       9


6.11 The Agent shall open for business under one or more of the trade names owned by the Company within Thirty (30) Business Days after the Agent completes the Product Marketing Seminar to the satisfaction of the Company and shall not fail to be open for business under the said trade name(s) on every weekday thereafter without the prior written consent of the Company, unless the Agent is unable to continue to be open for business under the said trade name(s) for reasons not related to a breach by the Agent of this agreement, including, without limitation, force majeure, strike, fire, natural disaster, or unavoidable casualty, and not caused or continued directly or indirectly, by Agent's omission to act diligently, wilful conduct or negligence.

6.12 The Agent and each of its employees, while engaged in performing the Agent's other obligations pursuant to this agreement which require contact with the Company's customers or potential customers, shall wear uniforms which conform to the Company's design and specifications.

6.13 The Agent shall send a copy of any response which it makes by electronic mail to any customer inquiry, request for assistance or sales lead to the Company at the Company's electronic mail address first above mentioned or, if such address changes, to the Company at any other electronic mail address of which the Agent has been given notice by the Company in the manner hereinafter set out.

6.14 The Agent shall achieve Gross Sales during each Business Year of the Term or any Renewal Term equal to or exceeding the Gross Sales quota set out for such Business Year in Schedule "C" attached hereto.

7.00 CONFIDENTIALITY AND NON-CIRCUMVENTION

7.01 The Agent acknowledges that during the course of his association with the Company, he has or may have access to or become acquainted with confidential technical or business information relating to the business affairs of the Company (hereinafter called the "CONFIDENTIAL INFORMATION"), in particular the contacts, sources of supply and customers of the Company, which have not been disclosed by the Company to the general public and which the Company desires to keep confidential. The Agent agrees to retain in strictest confidence, except as agreed in writing by the Company, such Confidential Information.

7.02 In handling the internal flow of material regarding the Confidential Information, the Agent shall take all reasonable precautions and exact all necessary non-disclosure and non-competition obligations from its officers, employees, agents and persons receiving any Confidential Information on behalf of the Company to ensure that such information is kept confidential and managed in accordance with the terms of this agreement. A list of all persons, firms or entities to whom such information is disclosed, together with copies of all agreements made with those persons, firms or entities, shall be provided to the Company upon five (5) days' notice in writing.
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                                       10


7.03 The Agent shall not directly or indirectly contact, deal with or otherwise become involved in any transaction with, nor divert or attempt to divert by solicitation or any other means, the contacts, sources of supply or customers of the business of the Company, and the Agent shall not use any Confidential Information for any purpose other than the consummation of business transactions between a purchaser and the Company.

7.04 The Agent acknowledges that it would be difficult to measure damages to the Company from any breach of the covenants contained herein and further that money damages may be an inadequate remedy for any such breach, and, if an adequate remedy, so substantial as to be unenforceable. Therefore, the Agent agrees that, in addition to any other remedy to which the Company may be entitled on a breach hereof, the Company shall be entitled to obtain injunctive or other relief in order to restrain any breach by the Agent without the necessity of showing or proving any actual damage sustained.

7.05 The provisions contained in this section 7.00 shall survive the termination of this agreement.

8.00 INDEMNITY BY THE AGENT

8.01 The Agent covenants to indemnify and save harmless the Company from any loss, costs or damages the Company may suffer or incur by reason of:

         (a) the negligent or dishonest acts of the Agent, its sub-agents, representatives, servants or employees, or

         (b) any of the Agent, its sub-agents, representatives, servants or employees exceeding the Agent's authority, or

         (c) any failure by the Agent to perform any of its obligations hereunder.



9.00 TERMINATION

9.01 The Agent may terminate this agreement without cause by giving three (3) months' notice prior to the expiry of the term of this agreement or any Renewal Term.

9.02 The Company may terminate this agreement without notice for the following reasons:

         (a) breach by the Agent of any of the terms of this agreement, if such breach continues for ten (10) days after the Company delivers notice in writing to the Agent demanding that the Agent cure such breach, provided, however, that if the nature of such breach shall be such that it cannot be cured within said ten (10) day period, and Agent shall immediately commence to cure such breach and shall continue to proceed diligently to do so, Agent shall have such
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                                       11


                  additional reasonable period of time, not exceeding an additional thirty (30) days, as may be reasonably necessary to cure such breach;

         (b) the Agent makes any false statement or misrepresentation on its application to the Company for appointment as an agent or in any other document which the Company requires the Agent to submit from time to time;

         (c) the Company incurs any liability as a result of the acts of the Agent, its representatives, sub-distributors or its agents;

         (d) the Agent becomes insolvent, bankrupt, dissolved, liquidated or wound up or becomes subject to insolvency, bankruptcy, liquidation, dissolution or winding-up proceedings; liquidation or dissolution;

         (e) the Agent sells or purports to sell or transfer or otherwise lose possession or its ownership or control of all or a substantial part of its assets used in the performance of its obligations hereunder;

         (f) the Agent allows any items of personal property used in the performance of its obligations hereunder to become the subject matter of execution or levy, or to be attached, distrained, or subject to sequestration or extent in any manner whatsoever, without obtaining the release of such attachment, execution, distress, levy, sequestration or extent within ten (10) days;

         (g) a material change in ownership, control or management of the Agent without the prior consent in writing of the Company;

         (h) the Agent attempts to assign, transfer or convey any of the Trade Marks, the Company's trade names, or the Company's copyrights, trade secrets, systems, or methods of operation or any of them, or discloses or uses or permits the use of the same or any of them in derogation of the Company's rights pursuant to this agreement, or uses or permits the use of the same or any of them in a manner not authorized by the Company pursuant to the terms of this agreement;

         (i) the Agent engages in misleading advertising of its business or the Company's business or operates in a dishonest, illegal or unethical manner, or has its business licence suspended for just cause or cancelled;

         (j) the Agent commits any act which, in the opinion of the Company, acting reasonably, might impugn the integrity of the Agent or the Company or bring the Agent or the Company into disrepute or induce a customer or potential customer to refrain from or to terminate any business dealings with the Agent or the Company;

         (k) the Agent refuses or neglects actively and diligently to promote the sale of additions to or enhancements of the Company's product line or to respond to sales leads, inquiries from customers or potential customers, or customer sales requests relating to such additions to or enhancement of the Company's product line;
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                                       12


         (l) the Agent attempts unilaterally to repudiate this agreement and the performance and observance of any of the terms, conditions, covenants, provisions and obligations contained herein.

9.03 In the event of the Agent's default under this agreement, the Company may:

         (a) at its election and notwithstanding the provisions of Section 12.00, bring such action for injunctive or other similar relief as may be necessary to compel Agent to comply with its obligations hereunder; or

         (b) at its election and notwithstanding the provisions of section 12 hereof, and without waiving any claims for default or breach hereunder and without prior notice to Agent, take whatever steps it deems necessary to cure any default or breach of Agent hereunder or under any related instrument or agreement, for the account of and on behalf of Agent, and Agent hereby irrevocably appoints the Company its attorney-in-fact so to do, and the cost thereof to the Company shall be due and payable forthwith by the Agent upon demand; or

         (c) notwithstanding the provisions of section 12 hereof, and without waiving any claims for default or breach hereunder and without prior notice to Agent, enter upon the Agent's business premises, without being guilty of trespass or liable in any way to Agent for such entry, for the purposes of securing the return of the Company's property, the performance of Agent's obligations of discontinuance and the protection of the Company's rights upon expiry or termination, all as set out herein.

9.04 If this agreement is terminated for any reason the Agent shall forthwith deliver to the Company all copies of any information relating to customers of the Company known to the Agent and a list of outstanding negotiations with customers or potential customers of the Product updated to the date of termination showing the following information:

         (a)      name of customer or potential customer and contact person;

         (b)      particulars of Product under negotiation;

         (c) particulars of the business relationship between the Agent and a customer or potential customer;

         (d)      anticipated order date, in the case of a potential customer;
                  and

         (e) approximate value of order, in the case of a potential customer.

9.05 No commission shall be paid to the Agent in respect of any sale of Product after the agreement or any Renewal Term expires or is terminated.

9.06 The Agent acknowledges that, if this agreement expires or is terminated for any reason whatsoever, the Company will suffer damages if Agent does not discontinue forthwith its use of the Trade Marks, the Company's trade names, and the Company's copyrights, trade secrets, systems, methods of operation, and goodwill or any of same which are confusingly similar to or colourably imitative of those used by the Company in the conduct of its business, and that in addition to any other remedy for which this agreement provides or which is available to the Company at law or equity, the Company shall have the right to claim and recover damages from Agent for such failure to discontinue. For the purpose of calculating those damages, the parties hereto agree that for each day subsequent to such expiry or termination that Agent operates his business without having complied with the aforesaid obligations to discontinue, the sum of Five Hundred Dollars ($500.00) per day shall be recoverable by Company as liquidated damages in respect of such failure to discontinue and that such liquidated damages constitute a reasonable pre-estimate of the damages to be sustained by the Company in such event.

9.07 Upon expiry or termination of this agreement for any reason whatsoever, the Company may, if the Agent does not do so, execute in Agent's name and on its behalf, any and all documents necessary in the Company's judgment to end and cause the discontinuance of the Agent's use of the Trade Marks, trade name and copyrights owned by the Company or its affiliate, and the Company is hereby irrevocably appointed and designated as the Agent's attorney-in-fact so to do.

9.08 The rights and remedies of the Company hereunder are cumulative and no exercise or enforcement by the Company of any right or remedy hereunder shall preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company is otherwise entitled by law or equity to enforce.

9.09 If the Company terminates this agreement pursuant to section 9.02 hereof, the onus shall be upon the Agent to disprove the allegations upon which the Company bases its termination thereof.

10.00 INTELLECTUAL PROPERTY

10.01 The Agent acknowledges, covenants and agrees that all goodwill and ownership rights created or arising from the use by the Agent of the Trade Marks, trade names, and the Company's system, methods of operation, format and the goodwill thereof pursuant to this agreement and of any adaptations thereof designated or approved by the Company in writing from time to time hereunder shall accrue solely to the Company and that now and hereafter the Agent shall assert no claim to any goodwill or ownership of same by virtue of the licensed use of the Trade Marks and trade names or by virtue of its relationship hereby created with the Company nor will it dispute or impugn the validity of same or the rights of the Company thereto, or do or assist others to do or permit any act or thing to be done in derogation of same. The Agent acknowledges that by reason of the unique nature of the Company's systems, methods of operation and format and the Company's aforesaid property rights and by reason of the Agent's knowledge of and association with the Company's business during the Term or any Renewal Term, the aforesaid covenants, both during the Term and any Renewal Term and thereafter, are reasonable and commensurate for the protection of the legitimate business interests and expectations of the Company, its affiliates and other agents appointed by the Company or its affiliates from time to time. The Agent further acknowledges the validity and ownership by the Company of the Internet site names, "Sporg.com" and "Sporg.ca" and agrees that the right to those Internet site names are and shall remain the absolute property of the Company, subject to termination thereof by the relevant Internet site registration authority. Finally, the Agent acknowledges the validity and ownership of the Company's copyright in all materials supplied by the Company to the Agent in which copyright may be asserted, whether printed or electronically accessed, and agrees that copyright in such materials (the "COPYRIGHT") is and shall remain the absolute property of the Company.

10.02 The Agent shall not in any way do anything to infringe, harm or contest the validity of the Trade Marks or Copyright. The Agent shall promptly notify the Company of any and all infringements, imitations, illegal use or misuse of the Trade Marks or Copyright of which the Agent becomes aware.

10.03 The Agent agrees that it shall not remove or alter the Trade Marks which are affixed to the Products or affix any additional trade marks or trade designations to any of the Products which bear the Trade Marks, without the prior written consent of the Company.

10.04 The Agent agrees that it shall not engage in any unfair trade practices or make any false or misleading statements or representations in advertising, printed material or otherwise with respect to any of the Products bearing the Trade Marks.

10.05 Throughout the Term or any Renewal Term, the Agent shall operate the Location continuously under the name, "SPORG", or under that or such other name or names as may be directed by the Company, and the Company's name shall be clearly marked on the premises of the Location and on all of the Agent's advertising, stationery, business cards, purchase orders, sales slips, cheques, etc. in a manner specified or approved by the Company and which clearly indicates that the Agent is the person, firm or corporation which is the exclusive agent for the Company in the Territory. The Agent shall use the symbol, (R) or (TM), as directed by the Company, together with the name of the Company or any person, firm or entity stipulated by the Company, to indicate that the Trade Marks used by the Agent are trade marks and the ownership of such trade marks by the Company.

10.06 The Agent covenants and agrees to execute, upon the Company's request, the appropriate form of application for registration of the Agent as a registered user of the Trade Marks at the Location during the Term and any Renewal Term, and the Company agrees to cause the same to be registered at the Canadian Trade Marks Office and to provide the Agent with registration particulars, provided, however, that the Agent, forthwith upon receipt of the Company's invoice therefor, shall pay all fees and disbursements incurred by the Company in order to effect such registration.

10.07 If at any time during the Term or any Renewal Term, the Company shall deem it advisable to modify or discontinue use of any of the Trade Marks, or to adopt and use any additional or substitute trade marks, it shall give notice in writing to the Agent to that effect, allowing a reasonable time thereafter for the Agent to comply with all such changes at the Agent's expense. All provisions of this agreement applicable to the Trade Marks shall apply to any additional, substitute or modified trade marks hereafter adopted by the Company and authorized for use by the Agent by such notice, MUTATIS MUTANDIS.

10.08 Following termination of this agreement for any reason whatsoever, the Agent agrees not to register or use any of the Trade Marks, or any trade marks or trade names which are the same as or confusingly similar to the Trade Marks. This obligation shall survive the termination of this agreement.

10.09 The Agent acknowledges, covenants and agrees that all goodwill and ownership rights arising from the use by the Agent of the Trade Marks and the Company's trade names, and the Company's system, Internet sites, methods of operation, and the goodwill thereof pursuant to this agreement and of any adaptations thereof designated or approved by the Company in writing from time to time hereunder shall accrue solely to the Company, and that now and hereafter Agent shall assert no claim to any goodwill or ownership of same by virtue of the licensed use thereof, nor will it dispute or impugn the validity of same or the rights of the Company thereto, or do or assist others to do or permit any act or thing to be done in derogation of same. The Agent acknowledges that by reason of the unique nature of the Company's systems, methods of operation, and Internet sites and the Company's aforesaid property rights and by reason of the Agent's knowledge of and association with the Company's business since the commencement of the Term, are reasonable and commensurate for the protection of the legitimate business interests of the Company, its affiliates and its other agents.

11.00 ASSIGNMENT

11.01 During the term of this agreement, Agent shall have the right to assign, transfer or sell its interest in this agreement, upon the terms and conditions provided herein, subject only to the prior written consent of the Company. Such consent shall not be unreasonably or arbitrarily withheld. The withholding of such consent by the Company shall be reasonable, by way of illustration but not limitation, if the proposed assignee is and will remain involved in another business similar to or competitive with that of the Company or is not in the Company's opinion financially responsible and economically and operationally capable of performing the covenants and obligations of Agent hereunder; or if the proposed assignee has had previous business operating problems which, in the good faith judgment of the Company, indicate that such proposed assignee will not be a suitable replacement for the Agent. The Company's consent to any assignment shall not constitute a waiver of any claims, demands, actions or causes of action it may have against the assignor of this agreement, and shall not constitute a release of any guarantees of Agent's payment and performance under this agreement which have been given to the Company prior to such assignment.

11.02 In this agreement, if the Agent is a corporation, partnership, joint venture or other non-individual entity, any transfer of shares, partnership, or other interests, or the issuance of additional shares, or partnership or other interests, or the redemption or other repurchase of shares, or partnership or other interests, of the Agent which result in a change in the control of the majority of the voting shares, or partnership or other interests, of the Agent shall constitute an assignment, and in any event, an assignment, transfer, issuance, redemption or other repurchase of fifty percent (50%) or more of the voting shares, or partnership or other interests in the Agent shall constitute an assignment for the purposes of this agreement.

11.03 It shall be a condition of consent by the Company to any assignment that Agent shall have delivered to the Company a complete release of all claims against the Company, its directors, officers, affiliates, associates, shareholders, employees, sub-contractors, attorneys, agents and representatives in respect of all obligations arising under or pursuant to this agreement, in a form satisfactory to the Company.

11.04 For the purposes of this agreement, permanent incapacity or disability shall mean inability to perform the Agent's obligation hereunder from day to day for a material part of the normal working day for a period of three (3) months or more. During any period of incapacity or disability, or pending assignment, or in the event of death of the Agent or, if the Agent is a corporation, of its sole active principal, the Company may and shall, if requested by the Agent or his estate, appoint a competent and trained manager to operate the business of the Agent for the account of Agent, and the Company's duty in so doing shall only be to utilize its reasonable best efforts and to act in good faith, and the Company shall not be liable in any way to Agent or to any creditor or Agent for any debts, obligations, contracts, losses or damages incurred, or for any purchases made during any period in which the Agent's business is so managed, so long as such management appointment is carried out in good faith, and any such manager so appointed shall be remunerated by Agent and shall, for all purposes in acting as such manager, be deemed to be the agent or employee of Agent and not of the Company.

12.00 ARBITRATION

12.01 The parties hereto agree that any controversy, dispute, question or claim arising from or in connection with or relating to this agreement or it existence, interpretation, construction, validity, enforceability, performance or non-performance or any breach hereof including, but without limitation, any claim that this agreement, or any portion hereof, is indefinite, invalid, illegal, or otherwise void, voidable or unenforceable, shall be submitted to arbitration, at the initiation of either party, in accordance with the provisions of the Commercial Arbitration Act, R.S.B.C. 1996, c. 55, and amendments thereto. Arbitration shall be before a single arbitrator, or if the parties cannot agree upon a single arbitrator, then before a board of three (3) arbitrators, one (1) appointed by each party and the third appointed by the other two (2) arbitrators so appointed, and the decision of the arbitrator or board of arbitrators as the case may be shall be final and binding upon the parties. The arbitrator or arbitrators so appointed shall commence and conduct the arbitration proceedings and render the award as expeditiously as is practicable in the circumstances, and judgment upon the award may be entered or enforced in the same manner as a judgment or order to the same effect in any court having jurisdiction in respect thereto; provided, however, that the provisions of this section shall not limit the Company's right to seek and obtain any provisional remedy, including, without limitation, injunctive relief, an order for recovery or delivery up of possession, or similar relief, from any court of competent jurisdiction, as may be necessary in the Company's sole judgment to protect its trade mark or other property rights, or in order to protect against actual or threatened conduct that on balance might cause loss or damage if allowed to persist until the completion of the arbitration process. The situs of any arbitration proceedings hereunder shall be in the Territory.

13.00 MISCELLANEOUS

13.01 In this agreement and the schedules hereto, the following terms shall have the meanings respectively ascribed to them below:

         "BUSINESS YEAR", means any year commencing on the Effective Date or any anniversary thereof, until the expiry or termination of the Term or any Renewal Term.

         "PASSPORT" means the access number or password issued by the Company evidencing the current entitlement of its holder, by accessing one of the Company's internet sites, to use the proprietary tools and utilities developed by the Company to facilitate the registration or renewal of registration of participants in programmes or activities offered, operated or sponsored by, members or customers of and potential participants in programmes or activities offered, operated or sponsored by, members or customers of that Passport Holder;

         "PASSPORT FEE" means the fee paid initially by each individual, body corporate or politic, partnership, joint venture, or other collective entity recognized by law in order to purchase the right, to access one of the Company's internet sites, to use the proprietary tools and utilities developed by the Company to facilitate the registration or renewal of registration of participants in programmes or activities offered, operated or sponsored by, members or customers of and potential participants in programmes or activities offered, operated or sponsored by, members or customers of that Passport Holder for a period of one (1) year;

         "PASSPORT HOLDER" means an individual, body corporate or politic, a partnership, joint venture, or other collective entity recognized by law that holds a Passport;

         "PASSPORT RENEWAL FEE" means the annual fee payable by a Passport Holder to the Company after the initial year of the Term in order to continue to enjoy the right, by accessing one of the Company's internet sites, to use the proprietary tools and utilities developed by the Company to facilitate registration or renewal of registrations of participants in programmes or activities offered, operated or sponsored by, members or customers or potential participants in programmes or activities offered, operated or sponsored by, members or customers of a Passport Holder for a further year; and

         "REGISTRATION REVENUE" means that portion of revenue paid to Passport Holders in the Territory by registrants which is retained by the Company based upon registrations sold by the Passport Holders through use of the proprietary tools and utilities developed by the Company to facilitate registration or renewal of registrations of participants in programmes or activities offered, operated or sponsored by, members or customers or potential participants in programmes or activities offered, operated or sponsored by, members or customers of those Passport Holders and accessible through the Company's internet sites to Passport Holders.

         In addition, all terms otherwise defined herein shall have the same respective meanings ascribed to them in this agreement where used in the schedules annexed hereto.

13.02 Any notice required or permitted to be given to any of the parties to this agreement shall be in writing and may be sent by facsimile telecopier, or may be delivered or mailed by prepaid registered post or personally delivered to the party to which notice is to be given at the address or facsimile number of such party above stated, or at another address or facsimile number designated by that party in writing prior to the giving of such notice, and any such notice shall be deemed to have been given and received by the party to whom it was addressed on delivery, if delivered personally or by facsimile telecopier, and if mailed, three (3) business days following the mailing thereof.

13.03 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed, the notice shall be sent by fax, telegram or will be delivered.

13.04 Neither this agreement nor any of the rights, benefits or obligations arising therefrom may be assigned by the Agent without the prior written consent of the Company.

13.05 This agreement and all schedules to this agreement contain the entire agreement between the parties relating to the subject matter contained herein, any course of prior dealings or usage of the trade notwithstanding, and supersedes all other agreements, oral or written, heretofore made between the parties.

13.06 No alteration, modification, waiver or other change to this agreement shall be binding upon the parties unless in writing and signed by both parties.

13.07 Waiver by either party of the strict performance of any term or condition in this agreement shall not of itself constitute a waiver or abrogation of such term or condition or operate as a waiver or acceptance of any subsequent breach. The failure of either party to assert any claim for any of its rights or remedies under this agreement in timely fashion shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict such party's right to assert such claim at any time thereafter.

13.08 If any provision of this agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, it will be considered separate and severable from this agreement and the remaining provisions of this agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

13.09 The headings in this agreement are for convenience of reference only and shall not affect the interpretation of this agreement.. In this agreement, the words, "herein", "hereof" and "hereunder" and other words of similar import refer to this agreement as a whole and not to any particular section or other subdivision of this agreement or schedule to this agreement. In this agreement, the singular of any term includes the plural, and vice versa, the use of any term referring to a particular gender is equally applicable to any other gender and, where applicable, to a body corporate, the word, "or", is not exclusive and the word, "including", is not limiting, whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto;

(f)      13.10 The Agent, at its own sole expense, shall observe and comply with and shall cause all of its agents, representatives, directors, officers and employees to observe and comply with the provisions of all statutes and regulations in force in the Territory including, without limitation, all statutes and regulations pertaining to the collection, management and distribution of data regarding individuals and, in particular, the PERSONAL INFORMATION PROTECTION AND ELECTRONIC DOCUMENTS ACT, S.C. 2000, c. 5, amendments thereto and regulations thereunder.

13.11 This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

13.12 This agreement shall enure to the benefit of and shall be binding on the parties and their successors and permitted assigns.

13.13 If any statute, law, by-law, ordinance or regulation promulgated by any competent authority with jurisdiction over the parties or this agreement or any court order pertaining to this agreement shall require a longer or different notice period than any herein specified, the notice period set out herein shall be deemed amended to conform with the requirements of such statute, law, by-law, ordinance, regulation or court order.

13.14 The Agent acknowledges that the terms and provisions of this agreement governing the relationship between the Company and the Agent are unique and may differ materially from the terms and provisions of any other agreement governing the relationship between the Company and any other party identified as an agent of the Company.

13.15 The Agent also acknowledges that the Company is not an educational institution in Canada, within the meaning ascribed to the term, "educational institution in Canada", set out in paragraph 118.5(1) of the INCOME TAX ACT, R.S.C. 1985, c. 1 (Fifth Supp.), as amended.

13.16 The Agent hereby acknowledges that:

         (a) the Agent has had adequate opportunity to consult and has actually consulted independent legal counsel regarding the legal meaning and potential consequences of this agreement, and the performance of his or her obligations under the agreement,

         (b) the Agent, or if the Agent is not an individual, the person executing this agreement on behalf of the Agent, is at least nineteen (19) years of age as of the date upon which he or she is executing this agreement, and

         (c) the Agent has not consulted with or obtained legal advice from the law firm of Beadle Woods, Corporate Commercial Lawyers, R. James Beadle Personal Law Corporation, M. Byron Woods Law Corporation, R. James Beadle, Barrister and Solicitor, or M. Byron Woods, Barrister and Solicitor, and the Agent shall be forever estopped from contending otherwise.

IN WITNESS WHEREOF the parties have executed this agreement by their duly authorized signatories as of the day and year first above written.

SPORG CORPORATION

per:
         -----------------------------------
         Authorized Signatory


---------------------------------------------
THE CORPORATE SEAL of
REGISTRATION MASTERS LTD. was
hereunto affixed in the presence of:

                                                                    c/s

--------------------------------------
Katherine Good - President

                                LIST OF SCHEDULES



Schedule "A"                           Commission

Schedule "B"                           Rules

Schedule "C"                           Sales Quotas

Schedule "D"                           Form of Marketing and Sales Sub-Agency
                                       Agreement

                                  SCHEDULE "A"

                                   COMMISSION


1. From November 15, 2001 (the "Effective Date") until November 14, 2002, a commission shall be paid by the Company to the Agent equal to the sum of Sixty Five per cent (65%) of Passport Fees originating in the Territory and Sixty Five per cent (65%) of Registration Revenue. During each subsequent year of the Term or any Renewal Term commencing on November 15th and ending on the next ensuing November 14th, the Company shall pay to the Agent a commission equal to Twenty Five per cent (25%) of Passport Renewal Fees and Registration Revenue originating in the Territory.

2. If, during the period from the Effective Date until November 14, 2002, or during any one-year period thereafter:

         (a) either five hundred (500) new Passports or One Hundred Seventy Five Thousand (175,000) new registrations are sold in the Territory, or both, the Agent shall receive an additional sum equal to five per cent (5%) of the Registration Revenue derived from the sale of new registrations sold in the Territory during such period or year, as the case may be (a "Bonus");

         (b) either one thousand (1,000) new Passports or Three Hundred Fifty Thousand (350,000) new registrations are sold in the Territory, or both, the Agent shall receive, in addition to any Bonus, an additional sum equal to five per cent (5%) of the Registration Revenue derived from the new registrations sold in the Territory during such period or year, as the case may be (a "Bonus Supplement").

3. All capitalized terms in this schedule, unless otherwise expressly defined herein, shall have the respective meanings ascribed to them in the Marketing and Sales Agency Agreement between SPORG Corporation and Registration Masters Ltd., dated November 15, 2001, to which this schedule is attached.

4. Notwithstanding paragraphs 1 and 2 of this Schedule "A", no Bonus or Bonus Supplement shall be paid by the Company to the Agent in respect of any Passport or registration unless as a pre-requisite to the issuance of that Passport or the recording of that registration a discreet financial transaction calculated by reference only to the sale of that particular Passport or recording of that registration occurs.

                                  SCHEDULE "B"



                                      RULES

                                  SCHEDULE "C"



                                  SALES QUOTAS



From the Effective Date until the           25,000 new registrations from which
first anniversary of the Effective          the Company derives revenue (each of
Date, less a day:                           which shall hereinafter be called a
                                            "Fee Registration", and
                                            collectively, "Fee Registrations")

From the first anniversary of the Effective Date until the second 30,000 Fee Registrations anniversary of the Effective Date, less a day:

From the second anniversary of the Effective Date until the first 35,000 Fee Registrations anniversary of the Effective Date, less a day:

                                  SCHEDULE "D"

THIS AGREEMENT is made as of ______________ the day of__________________ , 200__

AMONG:


                  SPORG CORPORATION, a corporation duly incorporated under the laws of the State of Nevada, U.S.A. and having an office at P.
                  O. Box 12035, Suite 2770, 555 West Hastings Street, Vancouver. British Columbia, Canada V6B 4N4

                  Facsimile Telecopier Number: (604) 669-4518

                  Electronic Mail Address: info@sporg.com

                  (hereinafter called the "COMPANY")

                                                               OF THE FIRST PART

AND:

                  REGISTRATION MASTERS LTD., a British Columbia company having an office at Second Floor, 2099 - 152nd Street,, Surrey, British Columbia, Canada V4A 4N7


                  (hereinafter called the "AGENT")


                                                              OF THE SECOND PART

AND:

                  (hereinafter called the "SUB-AGENT")

                                                               OF THE THIRD PART

--------------------------------------------------------------------------------
                    MARKETING AND SALES SUB-AGENCY AGREEMENT
--------------------------------------------------------------------------------


         WHEREAS:

A. The Company has created and developed a unique Internet-distributed software engine to facilitate the registration of members of Passport Holders (as such term is hereinafter defined) and is in the business of software applications development and licensing, owning, enhancing, operating and selling Internet-distributed membership registration services to such Passport Holders through the Company's WEB sites located at the Internet addresses, "Sporg.com" and "Sporg.ca" (the "PRODUCT");

B. The Company is the owner of and controls the licensed use of the Internet addresses, "Sporg.com" and "Sporg.ca", the trade names, "SPORG", "Sporg.com" and "Sporg.ca", and all trade marks (the "TRADE MARKS") used in connection therewith;

C. By a Marketing and Sales Agency Agreement dated March 15, 2001 (the "AGENCY AGREEMENT"), the Company appointed the Agent as its agent to assist the Company in marketing and selling Internet-distributed membership registration services to Passport Holders (as such term is hereinafter defined) through the Company's WEB sites located at Internet addresses, "Sporg.com" and "Sporg.ca" (the "PRODUCT") and providing non-technical customer support for the Company's customers in the Provinces of Alberta and British Columbia, Canada (the "Territory");

D. The Agent requires a representative to assist the Agent in performing its obligations under the Agency Agreement (the "OBLIGATIONS"), the Sub-Agent is prepared to do so, and the Agent and Sub-Agent propose to enter into an agreement pursuant to which the Sub-Agent will be appointed as a representative to assist the Agent in performing the Obligations (the "APPOINTMENT");

E. It is a condition of appointment of the Agent by the Company as its agent in the Territory that the Company must have granted its consent in writing to the appointment of any sub-agent whose responsibilities include assisting the Agent in performing its Obligations before such appointment takes effect; and

F. As a condition of granting its consent to the appointment of the Sub-Agent by the Agent, the Company requires the Sub-Agent to enter into an agreement with the Company and the Agent pursuant to which the Sub-Agent undertakes to perform and observe certain obligations relating to confidentiality, non-competition, protecting the Company's proprietary rights to the Company's trade names, Internet sites, Trade Marks and goodwill and other matters as more particularly set out hereinafter,

NOW THEREFORE THIS AGREEMENT WITNESSETH that in order to induce the Company to grant its consent to the appointment of the Sub-Agent by the Agent to assist the Agent in performing the Obligations, the Sub-Agent hereby covenants and agrees as follows:

1.01 The Sub-Agent acknowledges that:

         (a) the Company has granted to the Agent a licence only, upon the terms and conditions therein set out, to use and display the Company's Trade Marks and trade names, but only in connection with the sale of the Product;

         (b) nothing in the Agency Agreement confers upon the Agent any right, title or interest in or to the Trade Marks, Internet sites, trade names or goodwill of the Company;

         (c) the Sub-Agent's involvement in selling the Product in the Territory is derived entirely from the Sub-Agent's contractual relationship with the Agent and is not derived from the Sub-Agent's contractual relationship with the Company herein created,

         (d) the Sub-Agent is not entitled independently to remit orders for the Product to the Company, unless expressly authorized in writing by the Agent to do so on the Agent's behalf and subject to all terms and provisions of the Agency Agreement pertaining thereto;

and covenants and agrees:

         (e) to observe all rules established by the Company from time to time pursuant to the Agency Agreement as if the Sub-Agent were the Agent. Without limiting the generality of the foregoing, the Sub-Agent shall comply with those rules set out in Schedule "A" annexed hereto, which rules may be modified from time to time in the sole and unfettered discretion of the Company, upon thirty (30) days' notice in writing to the Agent;

         (f) to comply with and observe the provisions of all statutes and regulations in force in the Territory including, without limitation, all statutes and regulations pertaining to the collection, management and distribution of data regarding individuals and, in particular, the PERSONAL INFORMATION PROTECTION AND ELECTRONIC DOCUMENTS ACT, S.C. 2000, c. 5, amendments thereto and regulations thereunder; and

         (g) that, upon the expiry or termination of the principal-agent relationship between the Company and the Agent created by the Agency Agreement, the Sub-Agent shall deliver and surrender up to the Company all operations and other manuals, advertising material, training materials, Trade Marks, trade names and the possession of any physical objects other than supplies bearing or containing any of same and Sub-Agent shall not thereafter use any of the same, and Sub-Agent hereby acknowledges and agrees that ownership of all such items is and shall at all times remain vested in the Company.

2.00 RELATIONSHIP AMONG THE PARTIES

2.01 Nothing herein contained shall constitute the Sub-Agent the legal representative of the Company for any purpose whatsoever and the Sub-Agent is not authorized or empowered to assume or to create any obligation on behalf of the Company or to bind the Company in any manner.

2.02 Nothing in this agreement is intended to create an employment relationship between the Company and the Sub-Agent, the Sub-Agent hereby acknowledges that no such relationship has been created and the Sub-Agent shall be forever estopped from contending otherwise..

2.03 Nothing in this agreement is intended to create a franchisor-franchisee relationship between the Company and the Sub-Agent. The Sub-Agent hereby acknowledges that no such relationship has been created hereby and that in consequence, the Sub-Agent will enjoy no rights which may be conferred upon franchisees in such relationships by the securities or franchise legislation of the jurisdiction in which the Sub-Agent resides or carries on business and the Sub-Agent shall be forever estopped from contending otherwise.

3.00 NON-COMPETITION

3.01 During the term of the Appointment and for a period of three (3) years thereafter, within the Territory and any other territory in which the Company has entered into an agreement substantially similar to the Agency Agreement with another person, firm or entity identified therein as the Company's agent in that territory, the Sub-Agent shall not sell, market, promote, manufacture or distribute any services deemed by the Company or the Agent to be competitive with the Product, nor shall the Sub-Agent be connected in any manner with any person, firm or entity who or which sells, markets, promotes, manufactures or distributes any products deemed by the Company or the Agent to be competitive with the Product.

3.02 The Sub-Agent shall not employ or solicit employment of any employee of the Company, the Agent or its affiliates or any other agent of the Company without the prior written consent of the Company and the Agent, such consent not to be unreasonably or arbitrarily withheld. The Sub-Agent may not hire any ex-employee of the Company, the Agent or any of their affiliates or of any other agent of the Company without the prior written consent of the Company, such consent not to be unreasonably or arbitrarily withheld.

4.00 CONFIDENTIALITY AND NON-CIRCUMVENTION

4.01 The Sub-Agent acknowledges that during the course of his association with the Agent, he has or may have access to or become acquainted with confidential technical or business information relating to the business affairs of the Company or the Agent (hereinafter called the "CONFIDENTIAL INFORMATION"), in particular the contacts, sources of supply and customers of the Company and the Agent, which have not been disclosed by the Company or the Agent to the general public and which the Company or Agent desires to keep confidential. The Sub-Agent agrees to retain in strictest confidence, except as agreed in writing by the Company and the Agent, such Confidential Information.

4.02 In handling the internal flow of material regarding the Confidential Information, the Sub-Agent shall take all reasonable precautions and exact all necessary non-disclosure and non-competition obligations from his officers, employees, agents and persons receiving any Confidential Information on behalf of or from the Agent to ensure that such information is kept confidential and managed in accordance with the terms of this agreement. A list of all persons, firms or entities to whom such information is disclosed, together with copies of all agreements made with those persons, firms or entities, shall be provided to the Agent upon five (5) days' notice in writing.

4.03 The Sub-Agent shall not directly or indirectly contact, deal with or otherwise become involved in any transaction with, nor divert or attempt to divert by solicitation or any other means, the contacts, sources of supply or customers of the business of the Company or the Agent, and the Sub-Agent shall not use any Confidential Information for any purpose other than the consummation of business transactions between a purchaser and the Company.

4.04 The Sub-Agent acknowledges that it would be difficult to measure damages to the Company from any breach of the covenants contained herein and further that money damages may be an inadequate remedy for any such breach, and, if an adequate remedy, so substantial as to be unenforceable. Therefore, the Sub-Agent agrees that, in addition to any other remedy to which the Company may be entitled on a breach hereof, the Company shall be entitled to obtain injunctive or other relief in order to restrain any breach by the Sub-Agent without the necessity of showing or proving any actual damage sustained.

4.05 The provisions contained in this section 4.00 shall survive the termination of this agreement.

5.00 INDEMNITY BY THE SUB-AGENT

5.01 The Sub-Agent covenants to indemnify and save harmless the Company from any loss, costs or damages the Company or Agent may suffer or incur by reason of:

         (d) the negligent or dishonest acts of the Sub-Agent, his servants or employees, or

         (e) any of the Sub-Agent, his, servants or employees exceeding the Sub-Agent's authority, or

         (f) any failure by the Sub-Agent to perform any of his obligations hereunder.

6.00 TERMINATION OR EXPIRY OF APPOINTMENT

6.01 If the Appointment is terminated for any reason the Sub-Agent shall forthwith deliver to the Agent all copies of any information relating to customers of the Company or Agent known to the Sub-Agent and a list of outstanding negotiations with customers or potential customers of the Product updated to the date of termination showing the following information:

         (a)      name of customer or potential customer and contact person;

         (b)      particulars of Product under negotiation;

         (c) particulars of the business relationship between the Sub-Agent and a customer or potential customer;

         (d)      anticipated order date, in the case of a potential customer;
                  and

         (e) approximate value of order, in the case of a potential customer.

6.02 The Sub-Agent acknowledges that, if the Appointment expires or is terminated for any reason whatsoever, the Company and Agent will suffer damages if Sub-Agent does not discontinue forthwith its use of the Trade Marks, the Company's trade names, and the

Company's copyrights, trade secrets, systems, methods of operation, and goodwill or any of same which are confusingly similar to or colourably imitative of those used by the Company in the conduct of its business, and that in addition to any other remedy for which this agreement provides or which is available to the Company at law or equity, the Company shall have the right to claim and recover damages from Sub-Agent for such failure to discontinue. For the purpose of calculating those damages, the parties hereto agree that for each day subsequent to such expiry or termination that Sub-Agent operates his business without having complied with the aforesaid obligations to discontinue, the sum of Five Hundred Dollars ($500.00) per day shall be recoverable by Company as liquidated damages in respect of such failure to discontinue and that such liquidated damages constitute a reasonable pre-estimate of the damages to be sustained by the Company in such event.

6.03 Upon expiry or termination of the Agency Agreement or the Appointment for any reason whatsoever, the Company may, if the Agent does not do so, execute in Sub-Agent's name and on its behalf, any and all documents necessary in the Company's judgment to end and cause the discontinuance of the Sub-Agent's use of the Trade Marks, trade name and copyrights owned by the Company or its affiliate, and the Company is hereby irrevocably appointed and designated as the Agent's and the Sub-Agent's attorney-in-fact so to do.

6.04 The rights and remedies of the Company hereunder are cumulative and no exercise or enforcement by the Company of any right or remedy hereunder shall preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company is otherwise entitled by law or equity to enforce.

7.00 INTELLECTUAL PROPERTY

7.01 The Sub-Agent acknowledges, covenants and agrees that all goodwill and ownership rights created or arising from the use by the Sub-Agent of the Trade Marks, trade names, and the Company's system, methods of operation, format and the goodwill thereof pursuant to this agreement and of any adaptations thereof designated or approved by the Company in writing from time to time hereunder shall accrue solely to the Company and that now and hereafter the Sub-Agent shall assert no claim to any goodwill or ownership of same by virtue of the licensed use of the Trade Marks and trade names or by virtue of its relationship hereby created with the Company nor will it dispute or impugn the validity of same or the rights of the Company thereto, or do or assist others to do or permit any act or thing to be done in derogation of same. The Sub-Agent acknowledges that by reason of the unique nature of the Company's systems, methods of operation and format and the Company's aforesaid property rights and by reason of the Sub-Agent's knowledge of and association with the Company's business during the term of the Appointment, the aforesaid covenants, during the term of the Appointment and thereafter, are reasonable and commensurate for the protection of the legitimate business interests and expectations of the Company, its affiliates and other agents appointed by the Company or its affiliates from time to time. The Sub-Agent further acknowledges the validity and ownership by the Company of the Internet site names, "Sporg.com" and "Sporg.ca" and agrees that the right to those Internet site names are and shall remain the absolute property of the Company, subject to termination thereof by the relevant Internet site registration authority. Finally, the Sub-Agent acknowledges the validity and ownership of the Company's copyright in all materials supplied by the Company or the Agent to the Sub-Agent in which copyright may be asserted, whether printed or electronically accessed, and agrees that copyright in such materials (the "COPYRIGHT") is and shall remain the absolute property of the Company.

7.02 The Sub-Agent shall not in any way do anything to infringe, harm or contest the validity of the Trade Marks or Copyright. The Sub-Agent shall promptly notify the Agent of any and all infringements, imitations, illegal use or misuse of the Trade Marks or Copyright of which the Sub-Agent becomes aware.

7.03 The Sub-Agent agrees that he shall not remove or alter the Trade Marks which are affixed to the Products or affix any additional trade marks or trade designations to any of the Products which bear the Trade Marks, without the prior written consent of the Company.

7.04 The Sub-Agent agrees that he shall not engage in any unfair trade practices or make any false or misleading statements or representations in advertising, printed material or otherwise with respect to any of the Products bearing the Trade Marks.

7.05 Following expiry or termination of the Appointment or expiry or termination of the Agency Agreement for any reason whatsoever, the Sub-Agent agrees not to register or use any of the Trade Marks, or any trade marks or trade names which are the same as or confusingly similar to the Trade Marks. This obligation shall survive the expiry or termination of the Appointment.

8.00 MISCELLANEOUS

8.01 In this agreement and the schedules hereto, the following terms shall have the meanings respectively ascribed to them below:

         "PASSPORT" means the access number or password issued by the Company evidencing the current entitlement of its holder, by accessing one of the Company's internet sites, to use the proprietary tools and utilities developed by the Company to facilitate the registration or renewal of registration of participants in programmes or activities offered, operated or sponsored by, members or customers of and potential participants in programmes or activities offered, operated or sponsored by, members or customers of that Passport Holder;

         "PASSPORT HOLDER" means an individual, body corporate or politic, a partnership, joint venture, or other collective entity recognized by law that holds a Passport;

         In addition, all terms otherwise defined herein shall have the same respective meanings ascribed to them in this agreement where used in the schedules annexed hereto.

8.02 Any notice required or permitted to be given to any of the parties to this agreement shall be in writing and may be sent by facsimile telecopier, or may be delivered or mailed by prepaid registered post or personally delivered to the party to which notice is to be given at the address or facsimile number of such party above stated, or at another address or facsimile number designated by that party in writing prior to the giving of such notice, and any such notice shall be deemed to have been given and received by the party to whom it was addressed on delivery, if delivered personally or by facsimile telecopier, and if mailed, three (3) business days following the mailing thereof.

8.03 If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed, the notice shall be sent by fax, telegram or will be delivered.

8.04 Neither this agreement nor any of the rights, benefits or obligations arising therefrom may be assigned by the Sub-Agent without the prior written consent of the Company and the Agent.

8.05 This agreement and all schedules to this agreement contain the entire agreement among all of the parties hereto relating to the subject matter contained herein, any course of prior dealings or usage of the trade notwithstanding, and supersedes all other agreements, oral or written, heretofore made among all of those parties. For greater particularity, the Appointment may contain agreements between those parties, but not among those parties and the Company, relating to the subject matter hereof.

8.06 No alteration, modification, waiver or other change to this agreement shall be binding upon the parties unless in writing and signed by all parties hereto.

8.07 Waiver by any party of the strict performance of any term or condition in this agreement shall not of itself constitute a waiver or abrogation of such term or condition or operate as a waiver or acceptance of any subsequent breach. The failure of any party to assert any claim for any of its rights or remedies under this agreement in timely fashion shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict such party's right to assert such claim at any time thereafter.

8.08 If any provision of this agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, it will be considered separate and severable from this agreement and the remaining provisions of this agreement will remain in force and be binding upon the parties as though the illegal or unenforceable provision had never been included.

8.09 The headings in this agreement are for convenience of reference only and shall not affect the interpretation of this agreement.. In this agreement, the words, "herein", "hereof" and "hereunder" and other words of similar import refer to this agreement as a whole and not to any particular section or other subdivision of this agreement or schedule to this agreement. In this agreement, the singular of any term includes the plural, and vice versa, the use of any term referring to a particular gender is equally applicable to any other gender and, where applicable, to a body corporate, the word, "or", is not exclusive and the word, "including", is not limiting, whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto;

8.10 This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.11 This agreement shall enure to the benefit of and shall be binding on the parties hereto and their successors and permitted assigns.

8.12 If any statute, law, by-law, ordinance or regulation promulgated by any competent authority with jurisdiction over the parties or this agreement or any court order pertaining to this agreement shall require a longer or different notice period than any notice period herein specified, the notice period set out herein shall be deemed amended to conform with the requirements of such statute, law, by-law, ordinance, regulation or court order.

13.17 The Sub-Agent hereby acknowledges that:

         (d) the Sub-Agent has had adequate opportunity to consult and has actually consulted independent legal counsel regarding the legal meaning and potential consequences of this agreement, and the performance of his or her obligations under the agreement,

         (e) the Sub-Agent, or if the Sub-Agent is not an individual, the person executing this agreement on behalf of the Sub-Agent, is at least nineteen (19) years of age as of the date upon which he or she is executing this agreement, and

         (f) the Sub-Agent has not consulted with or obtained legal advice from the law firm of Beadle Woods, Corporate Commercial Lawyers, R. James Beadle Personal Law Corporation, M. Byron Woods Law Corporation, R. James Beadle, Barrister and Solicitor, or M. Byron Woods, Barrister and Solicitor, and the Agent shall be forever estopped from contending otherwise.

IN WITNESS WHEREOF the parties have executed this agreement by their duly authorized signatories as of the day and year first above written.

SPORG CORPORATION

per:
         -----------------------------------
         Authorized Signatory

THE CORPORATE SEAL of
REGISTRATION MASTERS LTD. was
hereunto affixed in the presence of:

                                                        c/s

--------------------------------------
Katherine Good - President



SIGNED, SEALED AND DELIVERED by
the Sub-Agent in the presence of:


------------------------------------
Signature of Witness
                                               ---------------------------------

------------------------------------
Name of Witness (please print)


------------------------------------
Address of Witness (please print)

------------------------------------

------------------------------------
Occupation of Witness (please print)

                                LIST OF SCHEDULES



Schedule "A"                          Rules

                                  SCHEDULE "A"



                                      RULES